UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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THE L.S. STARRETT COMPANY

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THE L.S. STARRETT COMPANY

121 Crescent Street

Athol, Massachusetts 01331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 15, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company (the “Company”) will be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 15, 2014, at 2:00 p.m. for the following purposes:

1.	To elect a class of three directors, each to hold office for a term of three years and until his successor is chosen and qualified;

2.	To hold a non-binding advisory vote on the executive compensation of named executive officers;

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and

4.	To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed August 29, 2014 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

/s/ STEVEN A. WILCOX, Clerk

Athol, Massachusetts

September 10, 2014

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR, ALTERNATIVELY, COMPLETE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on October 15, 2014. The Notice of Annual Meeting, Proxy Statement and Annual Report are available at:

Proxy: http://www.starrett.com/u?Proxy

Annual Report: http://www.starrett.com/u?Annual_Report

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the Annual Meeting. If you do not instruct your broker on how to vote, your shares will not be voted on these matters.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

THE L.S. STARRETT COMPANY

121 CRESCENT STREET

ATHOL, MASSACHUSETTS 01331

The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about September 12, 2014 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 15, 2014, at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, proxies will be voted in favor of the proposals described in this Proxy Statement.

Stockholders of record at the close of business on August 29, 2014 are entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 6,174,977 shares of Class A Common Stock (the “Class A Stock”) and 789,722 shares of Class B Common Stock (the “Class B Stock” and together with the Class A Stock, the “Common Stock”). Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company’s directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A Stock and Class B Stock voting together as a single class. The Company’s Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

I.     ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven and designated Ralph G. Lawrence, Salvador de Camargo, Jr. and Stephen F. Walsh to serve as Class I Directors; Douglas A. Starrett and David A. Lemoine to serve as Class II Directors; and Richard B. Kennedy and Terry A. Piper to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

It is the intention of the persons named in the proxy to vote for the election of the three persons named below as Class I Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

The names and ages as of August 29, 2014 of the nominees for director proposed by the Board of Directors, their principal occupations, the significant business directorships they hold, and the years in which they first became directors of the Company are as follows:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since

Class I Director to be elected by Class A Stockholders:
Ralph G. Lawrence (71)	Until retirement in 2003, President and Chief Operating Officer, Hyde Manufacturing Company, a producer of hand tools and specialty machine blades. With his experience at Hyde Manufacturing, Mr. Lawrence brings a deep understanding of the retail, construction and hardware trades to the Board. We believe his diverse working career spanning both sales and operations qualifies him to serve on the Board.	2003

Class I Directors to be elected by Class A & B Stockholders:
Salvador de Camargo, Jr. (68)	President, Starrett Industria e Comercio Ltda, (Brazil), a wholly-owned subsidiary of the Company. Mr. de Camargo is a respected leader who began his career with the Company’s Brazilian subsidiary in 1963. He has participated in the emergence of Brazil from a developing to a developed economy while rising through the ranks of the Company’s Brazilian subsidiary to the position of President in 2006. We believe his breadth of international experience and knowledge qualifies him to serve on the Board.	2007

Stephen F. Walsh (68)

Since 2005, Senior Vice President Operations of the Company; From 2001-2005, Vice President Operations of the Company; Prior to 2001, Mr. Walsh was President of the Silicon Carbide Division of Saint-Gobain Industrial Ceramics, a producer of ceramic and abrasive products. Mr. Walsh holds a Master’s level professional director certification from the American College of Corporate Directors. Mr. Walsh is a strong leader with a deep understanding of manufacturing operations and the industrial markets that the Company serves. We believe his strategic experience dealing with issues facing a multi-national business qualifies him to serve on the Board.

		2005

The following table sets forth the names and ages as of August 29, 2014 of the Class II and Class III Directors, their positions and offices with the Company, if applicable, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class II— Directors:
David A. Lemoine (66)

Until retirement in 2010, Audit Partner, Deloitte & Touche LLP (“D&T”), Boston, MA (1985-2010), Partner-in-charge of D&T’s audit practice (1995-2000). From 1980-1985, Senior Vice President, Finance & Administration, Briox Technologies, Inc., Worcester, MA. As a former partner of a large multi-national audit practice he brings to the Board extensive knowledge and experience in accounting and auditing matters, financial reporting and internal controls and SEC matters. We believe Mr. Lemoine’s financial acumen makes him well suited to lead our audit committee and qualifies him to serve on the Board.

		2010	2015

Douglas A. Starrett (62)	Since 2001, President and Chief Executive Officer of the Company; prior to 2001, President of the Company. Mr. Starrett started his career with the Company in 1976 as an apprentice toolmaker and has been promoted to positions of increasing responsibility in engineering, operations and management. We believe Mr. Starrett’s broad exposure to both domestic and international operations and markets provides an in-depth understanding of our business and its culture and qualifies him to serve on the Board.	1984	2015

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class III— Directors:
Richard B. Kennedy (71)

From 2004 until retirement in June 2013, President and Chief Executive Officer, Worcester Regional Chamber of Commerce, Worcester, Massachusetts. From 2002 to 2004, Associate Principal and Market Strategy Consultant, Frank Lynn & Associates, Chicago, Illinois. From 2000 to 2001, Executive Vice President and Director of GlobalBA.com, a start-up serving the chemical industry. Until 1999, Vice President Marketing, Saint-Gobain Abrasives, Worcester, Massachusetts, a producer of abrasive products. Mr. Kennedy’s career at Saint Gobain spanned sales and marketing in both domestic and international markets. We believe his deep understanding of distribution channels and his geo-political savvy qualifies him to serve on the Board.

		1996	2016

Terry A. Piper (69)	Chairman, President and Chief Executive Officer of Precision Steel Warehouse, Inc., Franklin Park, Illinois, a wholesale steel service center. Mr. Piper began his career at Precision Steel Warehouse in 1961 and has served in a series of progressively more responsible positions culminating in the position of CEO in 1999. We believe that, as a head of a subsidiary of the Berkshire Hathaway Co., his practical experience and best-in-practice expertise qualifies him to serve on the Board.	2003	2016

The Board of Directors has determined that Messrs. Kennedy, Lawrence, Lemoine and Piper are “independent” directors, as defined by the applicable New York Stock Exchange rules.

Director’s Competency

Our directors play a critical role in overseeing the strategic direction and management of the Company. Board candidates are considered based on a broad breadth of professional skills, experiences, and financial acumen. They must possess a global perspective, personal integrity, sound judgment, and social and community awareness. However, in selecting qualified and competent directors, it is important to understand that our Company is a manufacturing business. Therefore, we look for candidates that have expertise and in-depth knowledge in the manufacturing field and our distribution channels. As a small public company, we also look for Board members who possess specific work experiences that augment areas where we may have limited expertise.

Collectively our current members of the Board meet all the above criteria. The Board of Directors believes that the composition of the Board provides a good balance between the business expertise and the appropriate social perspective to ensure that the business is operating with concern for the long-term interest of our stockholders, employees, and the community. Our directors have demonstrated that they have the time to devote to Board activities and to execute their fiduciary duties to the Company and its stockholders.

GENERAL INFORMATION RELATING TO THE BOARD

OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five regular meetings during the fiscal year ended June 30, 2014 (“fiscal 2014”). Each of the Company’s directors attended 100% of the aggregate of all meetings of the Board and of all committees on which he was a member. In addition, the Company’s non-management directors met in executive session without management participation four times during fiscal 2014 . As described in the Company’s Corporate Governance Policy, the Board of Directors has not formally selected a director to preside over the executive sessions of the non-management directors. Instead, at each executive session, the non-management directors designate a presiding director, or chair, for the session. A regular Board meeting is traditionally held immediately following the Annual Meeting but the Board does not have a policy requiring the attendance by the directors at the Annual Meeting. All of the directors attended the 2013 Annual Meeting, which was held on October 16, 2013.

Douglas A. Starrett currently serves as Chief Executive Officer and Chairman of the Board of Directors. Mr. Starrett has worked for the Company for the past thirty-eight years.  The Board believes that Mr. Starrett’s breadth of experience and unique understanding of the corporate culture are important assets in executing the duties of Chief Executive Officer and Chairman. The advantage of the combined duties contributes to more effective and streamlined implementation of strategy and creates direct accountability. The Board believes that Mr. Starrett’s in-depth knowledge of manufacturing and the industrial markets, combined with his international experience, allow Mr. Starrett to provide strong leadership and direction for the Company. Whether the same leadership structure will be selected when our Chief Executive Officer’s tenure with the Company ends is a matter that the Board feels should be evaluated at the time in light of the skills and experience of the Chief Executive Officer and other relevant considerations.

The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process. Management has day-to-day responsibility for the identification and control of risk facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material effect on the Company. Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company’s auditors. The Board has delegated certain risk assessment responsibilities to its audit committee (the “Audit Committee”), its compensation committee (the “Compensation Committee”), its corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) and its executive committee (the “Executive Committee”). The responsibilities of each of these committees are described below.

During fiscal 2014, the members of the Audit Committee were Messrs. Kennedy, Lemoine (Chair), and Lawrence. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by the applicable New York Stock Exchange rules. In general, the Audit Committee recommends to the Board the independent auditors to be selected and confers with the Company’s independent auditors to review the audit scope, the Company’s internal controls, financial reporting issues, results of the audit and the range of non-audit services. See also “IV. Relationship with Independent Auditors” below. The Audit Committee also oversees the Company’s internal audit function. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.starrett.com.

The members of the Compensation Committee during fiscal 2014 were Messrs. Kennedy (Chair), Piper and Lawrence. The Board of Directors has determined that each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. The function of the Compensation Committee is to review the compensation of key management personnel and to set the Chief Executive Officer’s compensation. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.starrett.com.

The members of the Corporate Governance and Nominating Committee during fiscal 2014 were Messrs. Kennedy, Lawrence (Chair), Lemoine and Piper. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is independent, as defined by the applicable New York Stock Exchange rules. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s website at www.starrett.com. The Corporate Governance and Nominating Committee is responsible for recommending to the Board nominees for director and for the Company’s corporate governance practices. The Corporate Governance and Nominating Committee recommends to the Board individuals as director nominees who, in the opinion of the Committee, have high personal and professional integrity, have experience that is of particular relevance to the Company, have sufficient time available to devote to the affairs of the Company, and who will be effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term best interests of the stockholders.

The Corporate Governance and Nominating Committee’s process for identifying and evaluating director candidates, including candidates recommended by stockholders, includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as executive officers of public companies, considering proposals from a number of sources, such as the Board of Directors, management, employees, stockholders, industry contacts and outside search firms. The Committee has adopted a policy with respect to submission by stockholders of candidates for director nominees, which is available on the Company’s website at www.starrett.com. The Committee will consider up to two candidates each year recommended by stockholders under this policy. Any stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, have beneficially owned at least 5% of the Company’s voting power for at least one year prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit in writing one candidate to the Committee for consideration at each stockholder meeting at which directors are to be elected but not later than the 120th calendar day before the first anniversary of the date that the Company released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be sent to The L.S. Starrett Company, Attention: Clerk, 121 Crescent Street, Athol, Massachusetts 01331. The recommendation must include specified information about and the consent and agreement of the candidate. There are no differences in the manner in which the Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise. The Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. In addition, stockholders may nominate individuals for election as director at the Company’s next annual meeting in accordance with the procedures described in Section 3.11 of the Company’s By-laws.

The members of the Executive Committee during fiscal 2014 were Messrs. Starrett, Kennedy and Walsh. The Executive Committee may exercise most Board powers during the period between Board meetings.

Beginning in fiscal 2013, annual compensation for outside directors on committees changed from an activity-based to a role-based retainer. The annual retainer for each outside director for fiscal 2014 was as follows: David A. Lemoine $40,000; Richard B. Kennedy $38,000; Ralph G. Lawrence $37,000; and Terry A. Piper $35,000. Non-management directors are paid a retention fee of $35,000. Non-management directors who serve as committee chairpersons receive additional amounts for their service as chairpersons. In fiscal 2014, Mr. Lemoine, the Audit Committee chair, Mr. Kennedy, the Compensation Committee chair, and Mr. Lawrence, the Corporate Governance and Nominating Committee chair, were paid an additional $5,000, $3,000, and $2,000, respectively, for serving as chairperson of a committee. Non-management directors may elect to defer part or all of their director’s compensation, in which event such deferred compensation and interest thereon will generally be payable in four equal installments after they cease to be a director.

The Board of Directors as a whole evaluates and approves any transactions with related parties. The Company has not adopted a written policy or procedure used to evaluate and approve transactions with related parties. Instead, transactions are considered by the Board of Directors at meetings or through written consents.

There have not been any transactions, or proposed transactions, during the last two fiscal years, to which the Company was or is to be a party, in which any director or executive officer of the Company, any nominee for election as a director, any security holder owning beneficially more than 5% of the Common Stock of the Company, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

A.     Audit Committee Report

The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. It is composed solely of members who are independent, as defined by the applicable rules of the New York Stock Exchange and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Further, Mr. Lemoine is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee is chaired by Mr. Lemoine, who is a certified public accountant and is a retired partner of a large public accounting firm.

Management has the primary responsibility for the financial statements and the financial reporting process. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, the Audit Committee helps to ensure the independence of the Company’s auditors, its internal audit function, and the integrity of management and the adequacy of disclosure to stockholders. Representatives of the Company’s independent auditors, Grant Thornton LLP, and financial management and other management personnel have unrestricted access to the Audit Committee.

The Company’s independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with accounting principles generally accepted in the United States. In addition, the Company’s independent auditors are responsible for auditing the Company’s internal controls over financial reporting. The Company’s independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

For fiscal 2014, management, Grant Thornton LLP and the Audit Committee met seven times including meetings to discuss the Company’s annual and quarterly earnings reports and financial statements prior to each public release of such reports or statements.

With respect to fiscal 2014, the Audit Committee met prior to the issuance of the Company’s Annual Report on Form 10-K, to:

●	review and discuss the audited financial statements with the Company’s management;
●

discuss with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●

discuss with Grant Thornton LLP its independence and receive from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence.

Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the SEC.

The Audit Committee has considered and determined that the provision of the non-audit services provided by Grant Thornton LLP is compatible with maintaining the auditor’s independence and in accordance with Company policy to limit non-audit service fees to be no more than the total audit fee.

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2015 and intends to submit such recommendation to the Company’s stockholders for ratification (but not for approval) at the Company’s 2014 Annual Meeting.

Audit Committee

David A. Lemoine, Chairman
Richard B. Kennedy
September 9, 2014	Ralph G. Lawrence

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B.     Audit Fees and Audit Committee Pre-Approval Policy

Audit Fees

The following table sets forth the approximate aggregate fees billed to the Company for the fiscal years ended June 30, 2014 and June 30, 2013 by the Company’s independent auditors, Grant Thornton LLP, in each of the last two fiscal years:

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees
Audit Fees	$1,073,725	$1,176,628
Audit-Related Fees	-	-
Tax Fees	76,900	79,979
All Other Fees	-	-

Total Fees	$1,150,625	$1,256,607

“Audit Fees” were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2014 and fiscal 2013 also included services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.

“Audit-Related Fees” are for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no such fees in 2014 and 2013.

“Tax Fees” were for professional services for federal, state and international tax compliance, tax advice and tax planning.

“All Other Fees” were for services other than the services reported above. There were no services provided by Grant Thornton LLP in fiscal 2014 or fiscal 2013 other than the services included in “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

 In making its determination regarding the independence of Grant Thornton LLP, the Audit Committee considered whether the provision of the services covered in the sections entitled “Audit-Related Fees” and “Tax Fees” was compatible with maintaining such independence. All of the work performed by Grant Thornton LLP was performed by full-time employees of the firm.

No fees were paid to Grant Thornton LLP for financial information systems design or implementation services during fiscal 2014 or fiscal 2013.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, the Audit Committee has pre-approved the auditors’ engagement letter for the provision of certain services. These services set forth in the engagement letter have been identified in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the scope of the engagement letter. Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service on a periodic basis and the auditor’s report to the Audit Committee the fees for any services performed under this pre-approval policy.

C.	Executive Officers of the Company

The following table sets forth the names of the executive officers of the Company, their positions and ages of August 29, 2014:

Name	Age	Position
Douglas A. Starrett	62	President, Chief Executive Officer and Director
Francis J. O’Brien	67	Chief Financial Officer and Treasurer
Anthony M. Aspin	61	Vice President Sales
Stephen F. Walsh	68	Senior Vice President Operations and Director

Francis J. O’Brien has been the Company’s Chief Financial Officer and Treasurer since 2009. Previously he served as Chief Financial Officer at Delta Education, LLC, an elementary school education company, from 2005 to 2009. Prior to Delta Education, he was Chief Financial Officer at StockerYale Corporation, a publicly traded technology company, from 2001 to 2004 and Director of Finance and Business Development at Analogic Corporation, a publicly traded manufacturer of medical and security systems, from 1998 to 2000. Mr. O’Brien served as Corporate Vice President of Finance & Administration for Addison Wesley, a global education company, from 1982 to 1997 and as Senior Manager at Coopers & Lybrand, an international public accounting firm, from 1976 to 1982. Mr. O’Brien holds a BA from the University of Massachusetts and an MBA from Suffolk University and is a Certified Public Accountant.

Anthony M. Aspin has served as Vice President Sales since 2000. He previously served as a divisional sales manager with the Company.

Mr. Starrett’s and Mr. Walsh’s background is described above under “I. Election of Directors.”

The President and Treasurer hold office until the first meeting of the directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified, and each other officer holds office until the first meeting of directors following the next annual meeting of stockholders, unless a shorter period shall have been specified by the terms of his election or appointment or, in each case, until he sooner dies, resigns, is removed or becomes disqualified. There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any executive officer during the past ten years.

Compensation Discussion and Analysis

Overview and Objectives

The Company is engaged in the business of manufacturing industrial, professional and consumer products. The total number of different items made and sold by the Company exceeds 5,000. The Company is a preeminent global brand in the field of measuring tools and saw products. The Company’s tools and instruments are sold throughout the United States and over 100 foreign countries around the world. The largest consumer of these products is the metalworking industry, but other important customers are automotive, aerospace, medical, marine and farm equipment, do-it-yourselfers, and tradesmen such as builders, carpenters, plumbers and electricians. The Company’s principal plant is located in Athol, Massachusetts. In addition, the Company operates manufacturing plants in Ohio, North Carolina, Minnesota, California, Georgia, Brazil, Scotland and China.

Although the Company is a small to mid-sized manufacturer, the Compensation Committee understands that the Company’s breadth of product, global operating presence and brand equity demands that the business be managed by highly competent personnel in order to meet the challenges and the continual changing landscape of today’s global economy. The Company’s executives require the same talents as much larger organizations and must be motivated, versatile and experienced in order for the Company to prosper in the future. To that end, the Company must recruit, retain and reward qualified executive talent in order to build long-term shareholder value and a sustainable business for the benefit of all stakeholders.

Compensation Committee

The Compensation Committee of the Company consists of three independent directors and is chaired by Richard B. Kennedy. The members of the Compensation Committee are Messrs. Kennedy, Lawrence and Piper. The Committee operates in accordance with a written charter adopted by the Board of Directors and reviewed annually by the Compensation Committee. The Compensation Committee is responsible for reviewing and setting the compensation of the Company’s Chief Executive Officer and for recommending to the full Board of Directors the compensation for the Company’s other executive officers. The Compensation Committee has the authority under its Charter to engage the services of outside consultants.

The Compensation Committee engaged Radford, an executive compensation consultant, during fiscal 2012 to benchmark total executive compensation against the competitive marketplace using a peer group of similarly situated companies.

Radford selected a peer group of other tool and equipment manufacturing companies using the following criteria:

●	Primary Criteria:
o	Last fiscal year revenues of 1/3 to three times the Company’s revenues of approximately $250 million ($80 million – $800 million)
●	Secondary Criteria:
o	Market capitalization between $50 million and $300 million based on the Company’s then-current capitalization of approximately $90 million
o	Employee size of 1/4 to four times the Company’s fiscal 2011 headcount of 1,951 employees (500 – 8,000)
o	Geography outside of major metropolitan/high cost of living areas
o	Global footprint with multi-national operations

Radford considered the following survey sources in its benchmark analysis:

●

2011 Radford Global Technology Survey using a select group of public U.S. manufacturing-focused companies with revenue between $50 million and $1.5 billion (operating in the non-high tech space and not based in California)

●	Towers Watson General Industry Top Management Survey – Durable goods manufacturing companies with between $100 million and $450 million in revenue

Based on the selection criteria, Radford proposed, and the Compensation Committee approved, the following group of peer companies used in the analysis:

Altra Holdings	GSI Group	Measurement Specialists
Blount International	Hardinge	Newport
Cascade	Hurco	NN, Inc.
Columbus McKinnon	Kadant	ROFIN-SINAR
Douglas Dynamics	Key Technology	Smith & Wesson
Eastern Company	LeCroy	Twin Disc
Flow International	Lydall	Zygo

The Compensation Committee has the opportunity to work closely with each executive officer during the year at various board and committee meetings and has a good understanding and working knowledge of each individual’s contributions and talents. However, the Compensation Committee discusses with the CEO the performance and contributions of each executive officer and seeks his advice and recommendations when setting compensation. The CEO is not present when the Compensation Committee discusses his compensation.

Compensation Philosophy

Our compensation practices are relatively simple, straightforward and transparent. Setting compensation is not done by a strict formula. It is a subjective judgment based on a number of factors. We do not look at the performance for just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate. We look at how stockholders, employees and stakeholders at all locations have fared during these periods. In particular, we look at measures affecting stockholders’ equity such as sales revenues and net profit margins, which are key indicators of stockholder value. We also consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subject to pressures that are not under the control of executive officers.

Our executive officers currently do not have employment contracts or company-paid memberships or professional services. For fiscal year 2014, compensation consisted primarily of base salary and cash incentive compensation. Our executive officers are also eligible for stock grants and options under the 2012 Long-Term Incentive Plan. No stock grants or options were awarded to executive officers in fiscal 2014.

     In addition, in fiscal year 2014, long-term equity (stock) incentives were available to our executives and employees on the same basis through our employee stock purchase plan.

We make judgments based on the considerations listed above and on competitive compensation at companies of similar size and in similar fields. We use specific peer comparisons listed above and we draw on our knowledge of the market cost of any executive who might have to be replaced. The Compensation Committee also periodically reviews various publicly available sources of compensation data. We believe that our executive compensation is generally lower than executive compensation paid by companies of similar size and in similar fields for comparable positions. There is a need to close this gap through base salary increases and performance-based incentive plans in order to retain and attract qualified management talent. We intend to increase compensation to the 50% percentile over a three to five year period.

Components of Executive Compensation

The five elements of our executive compensation program are:

●	Base salary
●	Cash incentive compensation
●	Long-term incentives
●	Retirement benefits
●	Other compensation

These components are intended to encourage and achieve the purpose and philosophies of our compensation programs set forth above. We have not adopted formal policies for allocation between long- and short-term, and cash- and non-cash, compensation. We seek a mix between all elements of compensation to achieve a total compensation package that is commensurate with the executive officer’s position, responsibility and performance relative to his peers in other companies of similar size and in similar fields.

At the 2011 annual meeting of stockholders, the stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“NEOs”). The stockholders also voted, on a non-binding, advisory basis, on the frequency of holding non-binding, advisory votes on the compensation of the Company’s NEOs. The stockholders of the Company voted in favor of holding an advisory vote every three years. The Compensation Committee considered the results of this vote and determined that, consistent with the majority vote of the Company’s stockholders at the 2011 annual meeting of stockholders, the Company will hold future non-binding stockholder advisory votes on the compensation of the Company’s NEOs every three years at the Company’s annual meeting of stockholders. Accordingly, the Company is submitting a non-binding, advisory vote on executive compensation to the stockholders at the 2014 annual meeting of stockholders. See Proposal No. 2 to this Proxy Statement.

Base Salary

Base salary is the fixed component of the executive’s cash compensation and should reflect the individual’s position and scope of responsibility, taking into consideration experience, tenure, long-term potential and the ability to assume additional responsibility.

The Compensation Committee reviews base salaries for the executive officers in June of each year or in connection with promotions. The Compensation Committee approved the following officer salaries for fiscal 2013, effective July 1, 2012, based on our executive compensation philosophy: Mr. Starrett $394,000; Mr. Walsh $263,000; Mr. O’Brien $213,000; and Mr. Aspin $185,000. The Compensation Committee granted no base salary increases for fiscal 2014; therefore, the fiscal 2014 salaries remained the same as fiscal 2013, effective July 1, 2013. The Compensation Committee approved the following officer salaries for fiscal 2015, effective July 1, 2014, based on our executive compensation philosophy: Mr. Starrett $402,000; Mr. Walsh $283,000; Mr. O’Brien $240,000; and Mr. Aspin $205,000.

Cash Incentive Compensation

Annual cash incentive compensation is variable pay for the NEOs to reward them for overall Company and individual performance in the key areas of sales, operational, and financial results. This component of incentive compensation is important to attract highly motivated and skilled executives.

The Board of Directors, upon the recommendation of the Compensation Committee, voted in fiscal 2013 to adopt a new cash bonus plan for executive officers of the Company (the “Cash Bonus Plan”).

The Cash Bonus Plan bases awards on achievement of financial goals, which are reviewed and recommended by the Compensation Committee and are approved by the Board of Directors. Targets for the NEOs are established on three financial measures—consolidated sales, operating profit and cash flow. Similar to the Company’s previous cash bonus plan, income before taxes equal to 4% of revenue must be achieved before any cash bonuses for the NEOs are awarded. Once the 4% threshold is achieved, the participant earns a percentage of salary based upon the percentage level of achievement against the three financial measures of consolidated sales, operating profit and cash flow. Each participant’s financial measures are weighted on a percentage basis to reflect their specific responsibilities.

The percentage weighted for each financial measure is applied on a sliding scale to calculate the percentage of salary upon which the bonus is earned. The scale begins, upon achievement of 90% of a financial measure, at 15% of salary. The percentage of salary increases 1% for each 1% increase in achievement of the financial measure up to 95%; 2% of salary for each 1% increase in achievement of financial measures up to 100%; and 3% increase in salary for each 1% increase in achievement of financial measures up to 110%. Bonuses under the Cash Bonus Plan for fiscal 2014 were capped at 50% of salary.

The Cash Bonus Plan covers the four executive officers responsible for the Company’s worldwide results: Douglas A. Starrett, Stephen F. Walsh, Anthony M. Aspin and Francis J. O’Brien. Based on fiscal 2014 results, cash incentives were earned, and are reflected in the summary compensation table.

Long Term Equity Incentives

The Board adopted the Company’s 2012 Long-Term Incentive Plan, which was approved by the stockholders at the October 17, 2012 annual meeting, under which equity-based and cash-incentive awards may be granted to employees, directors, consultants and advisors of the Company. We plan to provide long-term equity compensation opportunities under the 2012 Long-Term Incentive Plan to our NEOs to provide a link between compensation and shareholder value and as a valuable retention component as, generally, the executive forfeits any unvested portion of the long-term equity component if the executive is not employed by the Company at the time of vesting. Radford, in conducting a competitive review of executive compensation, found the Company’s NEOs were lacking in competitive long-term incentive opportunity and recommended a first year strategy of making long term equity grants that would position the Company in the 25th percentile of the market using a combination of options and restricted stock units. Market data for long term incentive compensation at the 25th percentile ranged up to $248,000 in value for chief executive officers and $55,000 to $136,000 for other NEOs. The Compensation Committee determined the mix of options and stock comprising the long-term equity awards based upon benchmarking with peer groups with the initial goal of bringing the Company to the 25th percentile initially with a long-term goal of 50th percentile.

There are also other opportunities for our employees, including our NEOs, to invest in Company stock through the 401(k) Plan, the Company’s 1952 Employees’ Stock Purchase Plan and the 2012 Employee Stock Purchase Plan.

Retirement Benefits

The Compensation Committee and Company management believe that it is important to provide retirement benefits to employees who reach retirement age. Company retirement benefits consist of the following components:

●

The 401(k) Plan. The Company’s 401(k) Plan is a defined contribution plan intended to be qualified under the Internal Revenue Code. Our executive officers are eligible to participate in the 401(k) plan on the same terms as our other employees. For additional information regarding the Company’s 401(k) Plan, please see section “F. Employee Stock Ownership and 401(k) Savings Plans” of this proxy below.

●

The Retirement Plan. The Company’s Retirement Plan is a defined benefit pension plan intended to be qualified under the Internal Revenue Code. Participants in this plan are generally eligible to retire with unreduced pension benefit at age 65. Our executive officers participate in the Retirement Plan on the same basis as our other employees with similar years of service at the Company. Further detail concerning the Retirement Plan is contained in the Pension Benefits Table and the related narrative below.

●

The ESOPs. The Company’s 1984 Employee Stock Ownership Plan (the “1984 ESOP”) and the 2013 Employee Stock Ownership Plan (the “2013 ESOP” and collectively with the 1984 ESOP, the “ESOPs”) are employee stock ownership plans intended to be qualified under the Internal Revenue Code. An employee’s vested balance, if any, under the ESOPs will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the ESOPs. Our executive officers participate in the ESOPs on the same terms as our other employees with similar years of service at the Company. For additional information regarding the Company’s ESOPs, please see section “F. Employee Stock Ownership and 401(k) Savings Plans” of this proxy below.

●

The Supplemental Executive Retirement Plan (the “SERP”). Certain members of management and highly compensated employees, including the Company’s executive officers, participate in the SERP. The SERP provides supplemental retirement benefits out of the general assets of the Company that are otherwise denied to participants due to legislation limiting the amount of compensation that may be taken into account in computing the benefit payable under the Company’s Retirement Plan. Further detail concerning the SERP is contained in the Pension Benefits Table and the related narrative below.

Other Compensation

The Company strives to maintain a reasonable relationship between executive pay and average non-executive employee pay. Mr. Aspin has a company-provided car, commensurate with his sales position and requirements for travel on behalf of the Company. However, the Company does not otherwise provide its executives with perks such as club memberships or access to company-paid professional services that are not uniformly available to non-executive officer employees of the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

Compensation Committee:

Richard B. Kennedy, Chairman

Ralph G. Lawrence

Terry A. Piper

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, decisions with respect to the compensation of the Company’s executive officers were made by, or upon the recommendation of, the Compensation Committee. During fiscal 2014, the Compensation Committee consisted of independent directors, as defined by the New York Stock Exchange rules. No member of the Compensation Committee was an officer of the Company nor was any officer of the Company a member of the Compensation Committee (or similar body) for any employer of the Company’s Compensation Committee members.

D.     Remuneration

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation ($)(d)	All Other Compensation ($)	Total ($)
Douglas A. Starrett	2014	394,000	-0-	-0-	-0-	76,830	356,844	N/A	827,674
President, Chief Executive	2013	394,000	N/A	30,240	28,650	-0-	-0-	N/A	452,890
Officer and Director	2012	375,000	N/A	N/A	N/A	99,375	504,419	N/A	978,794
Francis J. O’Brien	2014	213,000	-0-	-0-	-0-	41,535	38,639		293,174
Treasurer and Chief	2013	213,000	N/A	15,120	14,325	-0-	26,135	N/A	268,580
Financial Officer	2012	200,000	N/A	N/A	N/A	83,000	40,228	N/A	323,228
Anthony M. Aspin	2014	185,000	-0-	-0-	-0-	31,820	116,887		333,707
Vice President of Sales	2013	185,000	N/A	10,080	9,550	-0-	-0-	N/A	204,630
	2012	175,000	N/A	N/A	N/A	72,100	149,930	N/A	397,030
Stephen F. Walsh	2014	263,000	-0-	-0-	-0-	52,600	69,059		385,059
Senior Vice President	2013	263,000	N/A	15,120	14,325	-0-	-0-	N/A	292,445
Operations and Director	2012	250,000	N/A	N/A	N/A	66,250	100,024	N/A	416,274

(a) This column represents the grant date fair value of restricted stock units granted. For a detailed description of the assumptions used for purposes of determining fair value, see Note 4 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2014. No restricted stock units were granted in fiscal 2014 or 2012.

(b) This column represents the grant date fair value of stock options granted. For a detailed description of the assumptions used for purposes of determining fair value, see Note 4 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2014. No stock options were granted in fiscal 2014 or 2012.

(c) This column represents the annual incentive bonuses earned by our NEOs under our Cash Bonus Plan for services performed in fiscal 2012, 2013 and 2014. Because Company performance targets were not met for fiscal 2013, no incentive bonuses were paid for that fiscal year.

(d) Amounts reflect the change in the actuarial present value of the accumulated pension benefits for Messrs. Starrett, O’Brien, Aspin and Walsh for each of fiscal 2014, 2013 and 2012. In fiscal 2013, the actuarial present value of the accumulated pension benefits for Messrs. Starrett, Aspin and Walsh was reduced by $76,867, $12,432 and $1,300, respectively.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards made to our NEOs during fiscal 2013.   There were no grants of plan-based rewards made to our NEOs in fiscal 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other	All other
					stock awards number of shares or stock	option awards number of securities underlying	Exercise or Base Price of Option Awards	Grant date fair value of
Name	Grant Date	Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	or units (#) (b)	options (#) (c)	($/Sh) (d)	awards ($)(e)
Douglas A. Starrett	7/1/12	59,100	118,200	197,000
	12/17/12	N/A	N/A	N/A	3,000			30,240
	12/17/12	N/A	N/A	N/A		7,500	10.08	28,650
Francis J. O’Brien	7/1/12	31,950	63,900	106,500
	12/17/12	N/A	N/A	N/A	1,500			15,120
	12/17/12	N/A	N/A	N/A		3,750	10.08	14,325
Anthony M. Aspin	7/1/12	27,750	55,500	92,500
	12/17/12	N/A	N/A	N/A	1,000			10,080
	12/17/12	N/A	N/A	N/A		2,500	10.08	9,550
Stephen F. Walsh	7/1/12	39,450	78,900	106,500
	12/17/12	N/A	N/A	N/A	1,500			15,120
	12/17/12	N/A	N/A	N/A		3,750	10.08	14,325

(a) This column represents the estimated future payouts for each named executive officer in fiscal 2014 under the Cash Bonus Plan. Upon 90% achievement of the Company’s performance goals, an executive is entitled to an award equal to 15% of base salary. The award increases by 1% of base salary for each 1% increase in achievement of the Company’s performance goals up to 95%, by 2% of base salary for each 1% increase in achievement of the Company’s performance goals up to 100%, and by 3% of base salary for each 1% increase in achievement of the Company’s performance goals up to 110%. Awards under the Cash Bonus Plan for fiscal 2014 were capped at 50% of base salary. For additional information, see “Cash Incentive Compensation” in the Compensation Discussion and Analysis. Based on the Company’s performance, cash incentives were earned in fiscal 2014. These amounts are reflected in the “Non-Equity Incentive Plan Compensation” column under the Summary Compensation Table above.

(b) This column represents the number of restricted stock units awarded in fiscal 2013 under the 2012 Long-Term Incentive Plan. These restricted stock units vest ratably over a three year period from the grant date.

(c) This column represents the number of stock options awarded in fiscal 2013 under the 2012 Long-Term Incentive Plan. These stock options vest ratably over a three year period from the grant date.

(d) This column represent the per-share exercise price of the stock options on the grant date of December 17, 2012.

(e) This column represents the grant date fair value of stock options and restricted stock units granted in fiscal 2013. See Note 4 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ending June 30, 2014.

Outstanding Equity Awards as of Fiscal-Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each executive officer as of June 30, 2014:

	Stock Awards
Name	Number of Securities Underlying Unexercised Stock Options (Exercisable) (#)	Number of Securities Underlying Unexercised Stock Options (Unexercisable) (#)(a)	Option Exercise Price ($)(b)	Option Expiration Date (c)	Number of Shares or Units of Stock That Have Not Vested (#)(d)	Market Value of Shares or Units of Stock That Have Not Vested ($)(e)
Douglas A. Starrett	2,500	7,500	10.08	12/17/2022	2,000	30,760
Francis J. O’Brien	1,250	3,750	10.08	12/17/2022	1,000	15,380
Anthony M. Aspin	833	2,500	10.08	12/17/2022	667	10,258
Stephen F. Walsh	1,250	3,750	10.08	12/17/2022	1,000	15,380

(a)      Stock options vest ratably over a three year period commencing on the grant date of December 17, 2012.

(b)      Represents the stock price (fair market value) on the date of grant of December 17, 2012.

(c)      Stock options expire, if not exercised, on the ten year anniversary of the grant.

(d)      Restricted stock units vest equally over a three year period commencing with the grant date of December 17, 2012.

(e)      The market value of the restricted stock units is determined by multiplying the number of shares subject to the award by $15.38, which represents the closing price of the Company’s common stock on June 30, 2014.

Stock Vested Table

The following table provides information regarding restricted stock units to our NEOs during fiscal 2014. No stock options awarded to our named executive officers were exercised in fiscal 2014.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized on
	Exercise (#)	on Exercise ($)	Vesting (#)	Vesting ($) (1)
Douglas A. Starrett	-	-	1,000	14,100
Francis J. O’Brien	-	-	500	7,050
Anthony M. Aspin	-	-	333	4,695
Stephen F. Walsh	-	-	500	7,050

(1)	Represents the fair market value of the common stock on the applicable vesting date, December 17, 2013, multiplied by the number of shares of restricted stock that vested on that date.

Pension Benefits

The Company’s Retirement Plan covers all eligible employees who have at least one year of service and have attained age 21. An “eligible employee” is an employee of the Company (or an affiliate of the Company that participates in the Plan) other than a union employee, leased employee, independent contractor, or, except as determined by the Company, a nonresident alien. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee’s vested account balance, if any, under the 1984 ESOP. See “Employee Stock Ownership and 401(k) Savings Plans” below. At no time will the benefit of any participant under the Retirement Plan be less than such participant’s benefits, if any, under the Retirement Plan before establishment of the 1984 ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee’s average base salary up to the employee’s Social Security covered compensation plus 1.70% of the employee’s average base salary over covered compensation, times the number of years of credited service up to but not exceeding 35 years. An employee’s average base salary is his average base salary for the five consecutive highest paid of his last ten years of employment.

Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant’s benefit under the Retirement Plan is limited (to $260,000 for the plan year beginning on July 1, 2013) and annual annuity benefits may not exceed a specified dollar limit (currently $210,000). The Company has established a Supplemental Executive Retirement Plan (“SERP”) to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits. At June 30, 2014, the retirement benefits are outlined in the Pension Benefits table below.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Douglas A. Starrett	Retirement Plan	35.0	1,427,544	- 0 -
	SERP	35.0	582,207	- 0 -

Francis J. O’Brien	Retirement Plan	3.5	118,687	- 0 -
	SERP	-	-	- 0 -

Anthony M. Aspin	Retirement Plan	22.5	540,604	- 0 -
	SERP	22.5	-	- 0 -

Stephen F. Walsh	Retirement Plan	11.5	458,001	- 0 -
	SERP	11.5		- 0 -

(a) This column represents the number of years of service credited to each executive officer under the Retirement Plan and SERP. Mr. Starrett’s actual years of service with the Company are 36.5 years; however, the number of years of credited service under the Retirement Plan and SERP is limited to 35 years.

(b) This column represents the actuarial present value of the executive officer’s accumulated benefit under Retirement Plan and SERP. For a detailed description of the assumptions used for purposes of determining fair value, see Note 12 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2014.

Summary of Director Compensation

Our non-management directors in fiscal 2014 received:

●	Annual cash retainers ranging from $35,000 to $40,000.
●	Reimbursement for Company-related out-of-pocket expenses, including travel expenses.

DIRECTOR COMPENSATION FOR FISCAL 2014

The table below summarizes the compensation earned by our directors/and or paid by the Company to our directors for fiscal 2014.

Name	Fees Earned or Paid in Cash (Meeting Fees and Retainers) ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Total ($)
Ralph G. Lawrence	37,000	-	-	37,000
Salvador de Camargo, Jr.(d)	-	-	-	-
Richard B. Kennedy	38,000	-	-	38,000
Terry A. Piper	35,000	-	-	35,000
David A. Lemoine	40,000	-	-	40,000

(a) This column represents retainer fees paid for services as a director during the fiscal year ended June 30, 2014. Each of the Company’s non-management directors is paid a retention fee of $35,000. Each non-management director who serves as a committee chairperson receives an additional amount for their service. as a chairperson. In addition to each of their retention fees, Mr. Lawrence received $2,000 for serving as corporate governance and nominating committee char, Mr. Kennedy received $3,000 for serving as compensation committee chair, and Mr. Lemoine received $5,000 for serving as audit committee chair.

(b) There were no grants of plan-based awards to our non-management directors in fiscal 2014.

(c) There were no grants of plan-based awards to our non-management directors in fiscal 2014.

(d) Salvador de Camargo, Jr.’s total compensation in fiscal 2014 was $233,226. He was not separately compensated as a member of the Board. Mr. de Camargo, Jr.’s compensation in Brazilian Reals was R517,925.

F.     Employee Stock Ownership and 401(k) Savings Plans

The Company also maintains the 1984 ESOP, established in 1984, a 401(k) Savings Plan, established in 1986, and the 2013 ESOP, established in fiscal 2013. All plans are designed to supplement retirement benefits provided under the Company’s Retirement Plan and to enable employees to share in the growth of the Company.

The 1984 ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. However, as of June 30, 1994, all of the shares of Common Stock in the 1984 ESOP were allocated to participant accounts, and future 1984 ESOP contributions by the Company (if any) are discretionary. Employees who retire, die, or otherwise terminate employment will be entitled to receive their vested account balance, if any, under the 1984 ESOP, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee’s 1984 ESOP account balance, if any, expressed in annuity form, will be used to offset the employee’s benefit under the Retirement Plan. See “Pension Benefits” above.

The 2013 ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. The 2013 ESOP plan year ends on June 30. The plan is funded exclusively by Company contributions, and employees will neither be required nor permitted to make contributions to the plan. Each year, the Company will determine the extent of its contribution to the plan. For fiscal 2013, the Company made a contribution to the plan totaling $773,000, equal to 2% of each eligible participant’s annual compensation. Participants will become vested in the plan over a six year period at 20% per year beginning in the second year. In fiscal 2014, the Company amended the 2013 ESOP plan to provide that participants will become vested over a five year period at 20% per year beginning in the first year, rather than the second year.

The 401(k) Savings Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. To be a participant in the 401(k) Savings Plan (a “Participant”), an eligible employee must have completed six months of service and be at least 18 years old. Participants may authorize deferral of a percentage of their compensation through payroll deductions, subject to any limitations imposed by the 401(k) Savings Plan administrator, which the Company will contribute to a trust fund established for the 401(k) Savings Plan (the “401(k) Trust”).

The Company contributes to the 401(k) Savings Plan for the benefit of each Participant a matching contribution equal to one-third of the first 5% of the Participant’s compensation (as determined under the 401(k) Savings Plan) that the Participant contributes as a salary deferral for each month. The Company may prospectively increase or decrease the matching contribution formula. Under current vesting rules, matching contributions vest after three years of service (as determined under the 401(k) Savings Plan) and salary deferral contributions vest immediately. Participants may, among other investment choices, invest their contributions and matching contributions in the Company stock fund.

Participants are not subject to federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the 401(k) Savings Plan.

Assets of the Plan, including Company stock, are held in trust. Company stock is held in a unitized fund that includes both Company stock and cash. Counsel Trust Company is the trustee of the 401(k) Trust.

A Participant’s accounts may be invested (along with any earnings) as the Participant directs in one or more of the investments made available by the Plan administrator, including the Company stock fund. Withdrawals from the 401(k) Savings Plan may only be made upon termination of employment, attainment of age 59 1/2 or in connection with certain provisions of the Plan that permit hardship withdrawals. The 401(k) Savings Plan also permits loans to Participants.

For fiscal 2014 and 2013, Company matching contributions for all executive officers of the Company as a group were $14,437 and $14,994, respectively, and for all employees of the Company as a group were $201,112 and $211,760 respectively.

G.     Employees’ Stock Purchase Plans

The 2007 Employees’ Stock Purchase Plan (the “2007 Plan”), which was approved in 2007, provides that the options may cover shares of Class A or Class B Stock as the Company shall determine. The principal difference between the Class A Stock and the Class B Stock is their respective voting rights. Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time. Under the 2007 Plan, the option price to purchase shares of the Company’s Common Stock was the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

The 2007 Plan gives new employees an opportunity to participate in the success of the Company and allows present employee stockholders to invest further if they so desire. The Company’s management feels that a further financial interest of this type on the part of those who work in the Company and its subsidiaries gives it an added edge that makes a difference in Company performance. As of June 5, 2014, the 2007 Plan was closed to employee participation.

No additional options will be granted under the 2007 Plan.

The 2012 Employees’ Stock Purchase Plan (the “2012 Plan”), which was approved in 2012, is substantially similar to the 2007 Plan and provides that the options may cover shares of Class A or Class B Stock as the Company shall determine. The principal difference between the Class A Stock and the Class B Stock is their respective voting rights. Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time. Under the 2012 Plan, the option price to purchase shares of the Company’s Common Stock was the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

The 2012 Plan gives new employees an opportunity to participate in the success of the Company and allows present employee stockholders to invest further if they so desire. The Company’s management feels that a further financial interest of this type on the part of those who work for the Company and its subsidiaries gives it an added edge that makes a difference in Company performance. At June 30, 2014, 913 employees were eligible to participate in the 2012 Plan. Based on the closing market price for the Company’s Common Stock on July 30, 2014 of $15.09 per share, the aggregate market value of the 500,000 shares of Common Stock issuable under the 2007 Plan would be approximately $7,545,000.

The Company also sells shares to employees under an Employees’ Stock Purchase Plan adopted in 1952 (the “1952 Plan”). The Company, from time to time, purchases these shares in the open market to be held in treasury. The Company pays brokerage and other expenses incidental to purchases and sales under the 1952 Plan and employees may authorize regular payroll deductions for purchases of shares.

H.     Potential Payments upon Termination or Change of Control

The Company entered into Change in Control Agreements (“CIC Agreements”) with Douglas A. Starrett and Stephen F. Walsh on January 16, 2009, with Francis J. O’Brien on July 15, 2010 and with Anthony M. Aspin on March 5, 2014. Under the CIC Agreements, Messrs. Starrett, O’Brien, Walsh and Aspin are entitled to certain payments in connection with a “change in control” (as defined in the CIC Agreements) of the Company. Among other triggering events set forth in the definition, a change in control of the Company will occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities or more than 50% of the total fair market value of the Company. The material terms of the CIC Agreements are summarized below.

CIC Agreement with Douglas A. Starrett

Under Mr. Starrett’s CIC Agreement, Mr. Starrett is entitled to certain payments and benefits if there is a change in control of the Company. In the event of a change in control of the Company (and notwithstanding any change in employment with the Company), Mr. Starrett is entitled to:

●

A lump sum payment of three times his annual base salary immediately prior to the change in control plus three times the average of his annual bonus for the past three years. As of the date of this Proxy Statement, this amount is estimated to be approximately $1,352,205.

●

Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units. Mr. Starrett was granted 7,500 stock options and 3,000 restricted stock units pursuant to the Company’s 2012 Long-Term Incentive Plan. The value of full acceleration as of June 30, 2014 for the stock options and restricted stock units would be $26,500 and $30,670, respectively.

●

Continued coverage under existing medical, dental, and prescription drug plans for Mr. Starrett and his family for 36 months following the change in control. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 36 month period. This is estimated to be approximately $75,000.

●	Continued coverage under a director and officer liability policy.

●

A “gross up payment” for excise and related taxes in the event that payments or distributions to him under his CIC Agreement would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. The value of such “gross up payment” as of June 30, 2014, would be approximately $631,880. For purposes of this calculation, the Company took into account the full value of the restricted stock units and stock options, rather than the acceleration value of such awards.

●

In the event that he is terminated for any reason within 36 months of a change in control, a lump sum payment equal to the value of any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 36 months following the change in control. No estimate of this payment is available at this time.

●	The Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to the change in control. No estimate of this payment is available at this time.

CIC Agreements with Francis J. O’Brien, Stephen F. Walsh and Anthony M. Aspin

Under their CIC Agreements, Messrs. O’Brien, Walsh and Aspin are entitled to certain payments and benefits if (1) there is a change in control of the Company and (2) they are terminated in connection with the change in control. In the event of a termination in connection with a change in control, each of Messrs. O’Brien, Walsh and Aspin are entitled to:

●

A lump sum payment equal to one and one half times his annual base salary immediately prior to the change in control and one and one half times the average of his annual bonus over the past three years. As of the date of this Proxy Statement, this amount is estimated to be $381,766, $453,925 and 329,460 for Messrs. O’Brien, Walsh and Aspin, respectively.

●

Continued coverage under existing medical, dental, and prescription drug plans for him and his family for 18 months following the change in control and termination of employment. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 18 month period. This is estimated to be approximately $37,500 for each of Messrs. O’Brien, Walsh and Aspin.

●	Continued coverage under a director and officer liability policy.

●

A “gross up payment” for excise and related taxes in the event that payments or distributions to them under their CIC Agreements would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. None of Messrs. O’Brien, Walsh or Aspin would receive a “gross up payment” as of June 30, 2014.

●

A lump sum payment equal to any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 18 months following the change in control. No estimate of this payment is available at this time.

●

In the event that his employment is not terminated following a change in control, the Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to a change in control. No estimate of this payment is available at this time.

In the event of a change in control of the Company (and notwithstanding any change in employment with the Company), each of Messrs. O’Brien, Walsh and Aspin are entitled to, full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units. Messrs. O’Brien and Walsh were each granted 3,750 stock options and 1,500 restricted stock units pursuant to the Company’s 2012 Long-Term Incentive Plan. Mr. Aspin was granted 2,500 stock options and 1,000 restricted stock units pursuant to the Company’s 2012 Long-Term Incentive Plan. The value of full acceleration as of June 30, 2014 for the stock options and restricted stock units would be $19,875 and $23,070, respectively, for both Messrs. O’Brien and Walsh, and $13,250 and $15,830, respectively, for Mr. Aspin.

I.     Security Ownership of Certain Owners and Management

1.	Security Ownership of Management

The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s Common Stock as of August 29, 2014 by the directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership [1]	Percent of Class
Douglas A. Starrett[2]	Class A	39,007	*
	Class B	47,999	6.0%

Anthony M. Aspin[3]	Class A	3,867	*
	Class B	284	*

Stephen F. Walsh[4]	Class A	4,658	*
	Class B	9,228	*

Francis J. O’Brien	Class A	1,437	*
	Class B	-	*

Salvador de Camargo, Jr.	Class A	700	*
	Class B	-	*

Richard B. Kennedy[5]	Class A	225	*
	Class B	-	*

Ralph G. Lawrence	Class A	1,300	*
	Class B	-	*

Terry A. Piper	Class A	300	*
	Class B	-	*

David A. Lemoine	Class A	1,100	*
	Class B	-
			*
All Directors and Executive Officers (as a Group 9 persons)	Class A	52,594	*
	Class B	57,511	7.2%

*	Less than one percent (1%)
[1]	Shares are held with sole voting and investment power except as indicated below.
[2]

Includes 138 Class A and 1,450 Class B shares held with shared voting and investment power and 9,009 Class A and 44,904 Class B shares held with sole voting power only. Does not include shares of Common Stock held by Mr. Starrett as Trustee under the 1984 ESOP except for 5,223 Class A and 1,545 Class B shares allocated to Mr. Starrett’s 1984 ESOP account. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.

[3]	Includes 218 Class A shares with shared voting and investment power and 3,316 Class A and 284 Class B shares with sole voting power only.
[4]	Includes 2,400 Class A shares and 9,228 Class B shares held with shared voting and investment power and 1,218 Class A shares with sole voting power only.
[5]	Shares are held with shared voting and investment power.

2.     Security Ownership of Certain Beneficial Owners

The following table and accompanying footnotes sets forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of August 29, 2014.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Gamco Investors, Inc[1] 1 Corporate Center Rye, NY 10580	Class A Class B	908,273 -	14.7% *

Royce & Associates, LLC[2] 1414 Avenue of the Americas New York, NY 10019	Class A Class B	529,400 -	8.6% *

Dimensional Fund Advisors LP3 1299 Ocean Ave. Santa Monica, CA 90401	Class A Class B	507,316 -	8.2% *

Counsel Trust Company[4] dba Mid-Atlantic Trust Company The Times Building 336 Fourth Avenue, Suite 5 Pittsburgh, PA 15222	Class A Class B	420,357 13,770	6.8% 1.7%

Harold J. Bacon, Douglas A. Starrett

and Francis J. O’Brien, as

Trustees under The L.S. Starrett

Company’s Employees Stock Ownership Plan[5]

c/o The L.S. Starrett Company

121 Crescent Street

Athol, MA 01331

	Class A Class B	505,286 150,617	8.2% 18.9%

*	Less than one percent (1%)
[1]	Share information is based on information set forth in the Amendment on Schedule 13D filed by Gamco Investors, Inc. with the SEC on October 25, 2013.
[2]	Share information is based on information set forth in the Amendment on Schedule 13G filed by Royce & Associates, LLC with the SEC on January 14, 2014.
[3]	Share information based on information set forth in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on December 31, 2013.
[4]

Counsel Trust Company acts as Trustee of the Company’s 401(k) Savings Plan and in that capacity shares voting power with respect to the shares of Common Stock with and subject to direction from participants in the 401(k) Savings Plan. Counsel Trust Company disclaims beneficial ownership as to all of the shares in the 401(k) Savings Plan.

[5]

Harold J. Bacon, Douglas A. Starrett and Francis J. O’Brien in their capacity as Trustees under the ESOPs (the “ESOPs Trustees”) hold the shares with sole dispositive power subject to the terms of the ESOPs. The ESOPs Trustees disclaim beneficial ownership of the ESOPs shares except with respect to their own vested shares in the ESOPs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and executive officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under the Exchange Act to file with the SEC, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of such securities. Based on information provided to the Company by the individual officers and directors, the Company believes that all such reports were timely filed in fiscal 2014 by such directors and officers.

IV. RELATIONSHIP WITH INDEPENDENT AUDITORS

During the fiscal year ended June 30, 2014, Grant Thornton LLP was engaged to perform the annual audit. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2015 and intends to submit such recommendation to the Company’s stockholders for ratification (but not for approval) at the Company’s 2014 Annual Meeting of Stockholders.

V. GENERAL

A.     Solicitation and Voting

In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

As of the date of this Proxy Statement, management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company’s officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

Consistent with Massachusetts law and under the Company’s By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors. The ratification of Grant Thornton LLP as the Company’s independent auditor requires the affirmative vote of a majority of the votes properly cast. However, a vote in favor or against the ratification of Grant Thornton LLP as the Company’s independent auditor is not binding on the Board of Directors.

The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted in favor of or against, and will have no other effect on the election of directors.

 B.     Communication with the Board of Directors

Stockholders and other interested parties can communicate directly with the Board by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent Street, Athol, Massachusetts 01331. The Company will forward such communications to the Board at, or prior to, the next meeting of the Board.

Stockholders and other interested parties wishing to communicate only with the Company’s independent directors (i.e., non-management directors) can address their communications to “Independent Directors, c/o Corporate Governance and Nominating Committee” at the same address as above. These communications will be handled by the Corporate Governance and Nominating Committee and forwarded to the independent directors at or prior to the next meeting of the independent directors. The Board or the independent directors will determine, in such group’s sole discretion, the method by which any such communications will be reviewed and considered.

Communications to the Board (including to the independent directors) should not exceed 200 words in length, excluding the information required to accompany the communication. All such communications must be accompanied by the following information: (i) a statement of the type and amount of the securities of the Company that the person holds and (ii) the address, telephone number and e-mail address, if any, of the person submitting the communication. Interested parties that do not hold any securities of the Company may omit the information required by item (i) above in communications with the Board.

C.     Corporate Governance

The Company’s Corporate Governance Policy, and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, as well as any waivers under the Ethics Policy granted to directors and executive officers, are available on the Company’s web site at www.starrett.com. The Company’s website is included in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement. Stockholders may also obtain free of charge printed copies of these policies as well as the committee charters for the Company’s Board of Directors by writing to the Clerk of the Company at the Company’s headquarters.

D.     Submission of Stockholder Proposals

In order to be included in the Company’s proxy materials for presentation at the 2015 Annual Meeting of stockholders, a stockholder proposal pursuant to Rule 14a-8 as promulgated under the Exchange Act must be received by the Company not less than 120 days prior to September 12, 2015 and must comply with the requirements of Rule 14a-8. Such proposals should be sent to the Board of Directors, c/o Clerk, at 121 Crescent Street, Athol, Massachusetts 01331.

Under the Company’s By-laws, stockholders who wish to make a proposal at the 2015 Annual Meeting, other than a stockholder proposal submitted pursuant to Rule 14a-8 as promulgated under the Exchange Act, must notify the Company not less than 120 days nor more than 150 days prior to the meeting; provided that in the event that less than 130 days’ notice or prior public disclosure of the date of meeting is given or made to stockholders, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a stockholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s By-laws, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

E.     Additional Information

The Company makes available through its web site, www.starrett.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act.

IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED ENVELOPE ADDRESSED TO COMPUTERSHARE, INC., THE COMPANY’S TRANSFER AGENT, OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROVIDED ON THE ENCLOSED INSTRUCTIONS. Stockholders who execute proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer. The Company’s transfer agent will assist the Company in tabulating the stockholder vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The election of three directors is proposed by the Board of Directors, each to hold office for a term of three years and until his successor is chosen and qualified. The Company's Board of Directors proposes for election: Ralph G. Lawrence, Salvador de Camargo, Jr. and Stephen F. Walsh. All of the nominees are current members of the Company's Board of Directors.

In accordance with the Board of Directors’ recommendation, the proxy holders will vote the shares of the Company's Common Stock covered by the respective proxies for the election of each of the three director nominees, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees become unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board of Directors. Each of the director nominees has indicated that he will be able to serve if elected and has agreed to do so.

For details regarding qualifications, experience and specific skills of each of our director nominees, please see “I. Election of Directors” included elsewhere in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINATED DIRECTORS.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis included in this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for fiscal 2014. In accordance with requirements of Section 14A of the Exchange Act, the Board is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

RESOLVED, that the stockholders of The L.S. Starrett Company APPROVE, on a non-binding, advisory basis, the compensation of the its named executive officers set forth in the Compensation Discussion and Analysis in the proxy statement for the Company's 2014 Annual Meeting of Stockholders.

As described in more detail in the Compensation Discussion and Analysis we have a total compensation approach that is based on the following stated philosophies:

●	Pay for performance and reward company and individual achievement;
●	Strive to achieve compensation that is competitive with the companies that compete with us for talent; and
●	Be fair and consistent.

The Board is asking stockholders to support this proposal. We believe that the compensation of its named executive officers is reasonable, competitive and strongly focused on pay for performance principles. We also believe that the policies and procedures articulated in this Proxy Statement are effective in achieving the Company's goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal 2014 results.

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. The Board values the opinions expressed by its stockholders in this advisory vote, and the Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when determining future compensation arrangements for its named executive officers. Abstentions, if any, will not have any effect on the results of those deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2015

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP to serve as the Company’s independent registered public accountants for fiscal year 2015. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment. The Company expects representatives of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of Grant Thornton LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT

THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 2015.

The L. S. Starrett Company

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on October 14, 2014.

Vote by Internet

- Go to **www.investorvote.com/SCX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — MANAGEMENT RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

1. Election of Directors:

Nominees:
Class A Shareholders **only** can vote on this director:
01 - RALPH G. LAWRENCE

☐ **For**
☐ **Withhold**

Nominees:
Class A and/or Class B Shareholders can vote on these directors:
02 - SALVADOR DE CAMARGO, JR.
03 - STEPHEN F. WALSH

☐ **For All Nominees**
☐ **Withhold All Nominees**
☐ **For All Except Selected Below**

02 ☐ SALVADOR DE CAMARGO, JR.
03 ☐ STEPHEN F. WALSH

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign corporate name in full by authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

01WBNB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. You can view the Annual Report and Proxy Statement on the internet at:
Proxy: http://www.starrett.com/u?Proxy
Annual Report: http://www.starrett.com/u?Annual_Report

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — THE L. S. STARRETT COMPANY

The undersigned hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the 1984 Employee Stock Ownership Plan or the 2013 Employee Stock Ownership Plan (together with the 1984 Employee Stock Ownership Plan, the "Employee Stock Ownership Plans"), instructs Douglas A. Starrett, Francis J. O'Brien and Harold J. Bacon, and each of them, as trustees under the Employee Stock Ownership Plans, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Savings Plan, instructs Counsel Trust Company as trustee under the 401(k) Savings Plan to constitute and appoint, Douglas A. Starrett, Stephen F. Walsh and Richard B. Kennedy, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the "Company") to be held on October 15, 2014 at 2:00 p.m. at the office of the Company in Athol, Massachusetts, and any adjournment thereof, upon and in respect of all of the shares of the Class A and Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plans or the 401(k) Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting. Shares of stock allocable to the Employee Stock Ownership Plans for which no directions have been received will be voted in proportion to those allocated shares for which directions have been received.